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                                                                EXHIBIT 10.4




                              EMPLOYMENT AGREEMENT


This Employment Agreement (the "Agreement") by and between StaffMark, Inc., a Delaware corporation (the "Company"), and Terry Bellora ("Employee") is hereby entered into and effective as of August 20, 1996. This Agreement hereby supersedes any other employment agreements or understandings; written or oral, between the Company and Employee.

                                R E C I T A L S

The following statements are true and correct:

As of the date of this Agreement, the Company is engaged primarily in the temporary staffing business.

Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                              A G R E E M E N T S

         1.      EMPLOYMENT AND DUTIES.

                 (a) The Company hereby employs Employee as Chief Financial Officer. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a Chief Financial Officer and will report directly to the Chief Executive Officer and the Board of Directors of the Company (the "Board"). Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(b), agrees to devote his working time, attention and efforts to promote and further the business of the Company.

                 (b) Employee shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage except to the extent that such activity (i) does not interfere with Employee's duties and responsibilities hereunder and (ii) does not violate paragraph 3 hereof. The foregoing limitations shall not be construed as prohibiting Employee from serving on the boards of directors of other companies or making personal investments in such form or manner as will require his services, other than to a minimal extent, in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

         2. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:
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                 (a)      Base Salary.  The base salary payable to Employee
         shall be $150,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than bi-monthly. On at least an annual basis, the Board will review Employee's performance and may make increases to such base salary if, in its discretion, any such increase is warranted. Such recommended increase would, in all likelihood, require approval by the Board or a duly constituted committee thereof.

                 (b) Incentive Bonus Plan. For 1997 and subsequent years, it is the Company's intent to develop a written Incentive Bonus Plan setting forth the criteria under which Employee and other officers and key employees will be eligible to receive year-end bonus awards. Employee shall be eligible for a bonus opportunity of up to 100% of his base salary in accordance with this Incentive Bonus Plan. The award of any bonus shall be based on the total performance of the Company, but shall be related to the earnings per share and stock price per share growth of the Company and shall be payable in various increments based on the performance of the Company versus targeted goals. The incremental payments and the Company's targeted performance shall be determined by the Chief Executive Officer or the compensation committee of the Board.

                 (c) Executive Perquisites, Benefits and Other Compensation. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

                          (i)  When eligible under non-discriminatory
                 standards, Employee shall be entitled to participate in any employee benefit plan maintained by the Company for its full time employees, and such benefits shall be not less favorable than the benefits provided to other Company executives.

                          (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

                          (iii) Four (4) weeks paid vacation for each year during the period of employment or such greater amount as may be afforded officers and key employees generally under the Company's policies in effect from time to time (pro rated for any year in which Employee is employed for less than the full year).

                          (iv)    Beginning upon the completion of the
                 Company's initial public offering (the "IPO"), an automobile allowance in the amount of $600 per month.

                          (v) The Company shall reimburse Employee up to $250 per month for club dues actually incurred by Employee, provided that such club is used at least fifty (50%) percent of the time for business purposes and such usage is subject to audit by the Company.

                          (vi) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board and participation in all
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                 other company-wide employee benefits as available from time to time, which will include participation in the Company's 1996 Long-Term Incentive Compensation Plan.

                          (vii)   The Company shall, under Employee's
                 direction, establish a 401(k) Plan following consummation of the IPO of the common stock (the "Common Stock") of the Company. The terms of such Plan shall be approved by the Board or by the compensation committee thereof.

                          (viii) Employee shall be granted options (the "Options") to acquire 150,000 shares of Common Stock at the price to the public of the Common Stock of the IPO. The Options shall be exercisable as to 25,000 of the underlying shares of Common Stock on the date of the IPO, as to 50,000 of the underlying shares of Common Stock on the first anniversary of the consummation of the IPO, and as to 25,000 of the underlying shares of Common Stock on each of the second, third and fourth anniversaries of the consummation of the IPO. All terms and conditions shall be subject to the Company's 1996 Stock Option Plan.

         3.      NON-COMPETITION AGREEMENT.

                 (a) Employee acknowledges that in the course of his employment by the Company he has and will become privy to various economic and trade secrets and relationships of the Company and its affiliates. Therefore, in consideration of this Agreement, Employee hereby agrees that neither he nor his spouse nor any member of his immediate family that resides with him will, directly or indirectly, except for the benefit of the Company or its affiliates or subsidiaries, or with the prior written consent of the Board of Directors of the Company, which consent may be granted or withheld at the sole discretion of the Company's Board of Directors:

                          (i)     During the Noncompetition Period (as
                 hereinafter defined), become an officer, director, stockholder, partner, member, manager, associate, employee, owner, agent, creditor, independent contractor, co-venturer, consultant or otherwise, or be interested in or associated with any other person, corporation, firm or business engaged in providing temporary or permanent staffing services, outsourcing or medical or clinical staffing or recruiting (a "StaffMark, Inc. Services Business") within a radius of fifty
                 (50) miles from any office operated during the Noncompetition Period by the Company or any of its affiliates (collectively, the "Territory") or in any StaffMark, Inc. Services Business directly competitive with that of the Company or any of its affiliates, or itself engage in such business; provided, however, that

                                  (A) Nothing herein shall be construed to prohibit Employee from owning not more than five percent (5%) of any class of securities issued by an entity which is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or which is traded over the counter;

                                  (B)      The foregoing shall not restrict
                          Employee with respect to businesses, other than StaffMark, Inc. Services Businesses, engaged in by the Company or its affiliates during the Noncompetition Period unless Employee either is or was substantially involved in such other businesses of the Company or such affiliates or





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
         had access to Confidential Information (as hereinafter defined) with respect to such other businesses; or

                          (ii) During the Noncompetition Period, in the Territory, solicit, cause or authorize, directly or indirectly, to be solicited for or on behalf of himself or third parties, from parties who are or were customers of the Company or its affiliates, any StaffMark, Inc. Services Business transacted by or with such customer by the Company or its affiliates; or

                          (iii) During the Noncompetition Period, in the Territory, accept or cause or authorize, directly or indirectly, to be accepted for or on behalf of himself or for third parties, any such StaffMark, Inc. Services Business from any such customers of the Company or its affiliates; or

                          (iv) During the Noncompetition Period, use, publish, disseminate or otherwise disclose, directly or indirectly, any information heretofore or hereafter acquired, developed or used by the Company or its affiliates relating to their business or the operations, employees or customers of the Company or its affiliates which constitutes proprietary or confidential information of the Company or its affiliates ("Confidential Information"), including without limitation any Confidential Information contained in any customer lists, mailing lists and sources thereof, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents; and (B) from and after the date hereof, use, publish, disseminate or otherwise disclose, directly or indirectly, any information heretofore or hereafter acquired, developed or used by the Company or its affiliates which constitutes Confidential Information, but excluding any Confidential Information which has become part of common knowledge or understanding in the StaffMark, Inc. Services Business industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement); provided, however, this subparagraph (iv) shall not be applicable to the extent Employee is required to testify in a judicial or regularity proceeding pursuant to the order of a judge or administrative law judge after Employee requests that such Confidential Information be preserved; or

                          (v)     During the Noncompetition Period, in the
                 Territory,

                                  (A) Solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding ninety (90) days was an employee) of the Company or its affiliates or any other person who is under contract with or rendering services to the Company or its affiliates, to terminate his or her employment by, or contractual relationship with, such person or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to or for such person or to become employed by or to enter into contractual relations with any persons other than such person or to enter into a relationship with a competitor of the Company or its affiliates;

                                  (B)      Approach any such employee for any
                          of the foregoing purposes; or

                                  (C)      Authorize or knowingly approve or
                          assist in the taking of any such actions by any person other than the Company or its affiliates.





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                 (b)      For purposes of this Agreement, the term
         "Noncompetition Period" shall mean the period commencing on the date hereof and ending twenty-four (24) months after the date Employee ceases to be an officer or employee of, or consultant to, the Company, or any of its affiliates; provided, however, that the Noncompetition Period shall end one (1) year from the date of termination of the employment of Employee by the Company under this Agreement which is without cause.

                 (c) The invalidity or non-enforceability of this paragraph 3 in any respect shall not affect the validity or enforceability of this paragraph 3 in any other respect or of any other provisions of this Agreement. In the event that any provision of this paragraph 3 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable and further, to the extent permitted by law, such geographic or business scope or the duration thereof may be re-written by a court of competent jurisdiction to make such sufficiently limited to be enforceable.

                 (d) Employee acknowledges that the Company's remedy at law for any breach of the provisions of this paragraph 3 is and will be insufficient and inadequate and that the Company shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Company may have at law.

                 (e) The provisions of this paragraph 3 shall survive termination of this Agreement.

         4.      PLACE OF PERFORMANCE.

                 (a) Employee has agreed to employment at the Company's corporate headquarters in Fayetteville, Arkansas.

                 (b) If Employee is requested by the Board to relocate and Employee refuses, such refusal shall not constitute "good cause" for termination of this Agreement under the terms of paragraph 5 (c).

         5. TERM: TERMINATION: RIGHTS ON TERMINATION. The term of this Agreement shall began on the date hereof and continue for five (5) years (the Initial Term"), and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein. This Agreement and Employee's employment may be terminated in any one of the following ways:

                 (a) Death. The death of Employee shall immediately terminate the Agreement. Employee's estate shall receive from the Company, in a lump-sum payment due within thirty (30) days of Employee's death, the lesser of the base salary at the rate then in effect (i) for whatever time period is remaining under the Initial Term of this Agreement or (ii) for one (1) year.

                 (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for six (6) consecutive months,





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         then thirty (30) days after receiving written notice (which notice may occur before or after the end of such six (6) month period, but which shall not be effective earlier than the last day of such six (6) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume his full-time duties at the conclusion of such notice period. Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company, in a lump-sum payment due within ten (10) days of the effective date of termination, the lesser of the base salary at the rate then in effect (i) for whatever time period is remaining under the Initial Term of this Agreement or (ii) for one (1) year.

                 (c) Good Cause. The Company may terminate the Agreement ten (10) days after written notice to Employee for good cause, which shall be: (1) Employee's material and irreparable breach of this Agreement; (2) Employee's negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of the written notice) of any of Employee's material duties and responsibilities hereunder; (3) Employee's dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (4) Employee's conviction of a felony crime; or (5) chronic alcohol abuse or illegal drug abuse by Employee. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

                 (d) Without Cause. At any time after the commencement of employment, the Company may, without cause, terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided to the Employee. Should Employee be terminated by the Company without cause, Employee shall receive from the Company two payments, each equal to one-half of the following: the lesser of the base salary at the rate then in effect (i) for whatever time period is remaining under the Initial Term of this Agreement or (ii) for two (2) years ("Severance Pay"). The first payment shall be due on the effective date of termination and the second payment shall be due ninety days after the effective date of termination. Upon the effective date of termination by the Company without cause, all Options granted to Employee in paragraph 2(c)(viii) shall become immediately exercisable. Further, any termination without cause by the Company shall operate to shorten the period set forth in paragraph 3 (b) and during which the terms of paragraph 3 apply to one (1) year from the date of termination of employment.

                 (e)      Change in Control.  Refer to paragraph 9 below.

                 (f) Termination by Employee Without Cause. If Employee resigns or otherwise terminates his employment, Employee shall receive no severance compensation. Upon termination or this Agreement for any reason provided in clauses (a) through (e) above, Employee shall be entitled to receive all compensation earned and all benefits vested and reimbursements due through the effective date of termination. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Employee's





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         obligations under paragraphs 3, 6 and 7 herein shall survive such termination in accordance with their terms.

         6. RETURN OF COMPANY PROPERTY. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

         7. TRADE SECRETS. Employee agrees that he will not, during or after the term of this Agreement with the Company, disclose the specific terms of the Company's relationships or agreements with its significant vendors or customers or any other significant and material trade secret of the Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever, except as is disclosed in the ordinary course of business.

         8. ASSIGNMENT; BINDING EFFECT. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore: he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of paragraph 13 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

         9.  CHANGE IN CONTROL.

                 (a) Unless he elects to terminate this Agreement pursuant to (c) below, Employee understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder.

                 (b) In the event of a pending Change in Control wherein the Company and Employee have not received written notice at least fifteen (15) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by the Company without cause and the applicable portions of paragraph 5(d) will apply; however, under such circumstances, the amount of the lump-sum severance payment due to Employee shall be 100% the amount calculated under the terms of paragraph 5(d) and the non-competition provisions of paragraph 3 shall not apply whatsoever.

                 (c) In any Change in Control situation in which Employee has received written notice from the successor to the Company that such successor is willing to assume the Company's obligations hereunder, Employee may nonetheless, at his sole discretion, elect to terminate this Agreement by providing written notice to the Company at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of





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         paragraph 5(d) will apply as though the Company had terminated the
         Agreement without cause; however, under such circumstances, the amount of the lump-sum severance payment due to Employee shall be 100% the amount calculated under the terms of paragraph 5(d) and the non-competition provisions of paragraph 3 shall all apply for a period of one (1) year from the effective date of termination.

                 (d) For purposes of applying paragraph 5 under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Employee must be paid in full by the Company at or prior to such closing. Further, Employee will be given sufficient time and opportunity to elect whether to exercise all or any of his vested options to purchase Common Stock of the Company, including any options with accelerated vesting under the provisions of the Company's 1996 Long-Term Incentive Compensation Plan, such that he may convert the options to shares of Common Stock of the Company at or prior to the closing of the transaction giving rise to the Change in Control, if he so desires.

                 (e) A "Change in Control" shall be deemed to have occurred if:

                          (i) any person, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

                          (ii) the individuals (A) who, as of the effective date of the Company's registration statement with respect to its initial public offering, constitute the Board of Directors of the Company (the "Original Directors") or (B) who thereafter are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors immediately following their election), cease for any reason to constitute a majority of the members of the Board of Directors of the Company;

                          (iii) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought nor obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction or





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                          (iv) the stockholders of the Company shall approve a
                 plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company).

                 (f) Employee must be notified in writing by the Company at any time that the Company or any member of its Board anticipates that a Change in Control may take place.

                 (g) Employee shall be reimbursed by the Company or its successor for any excise taxes that Employee incurs under Section 4999 of the Internal Revenue Code of 1986, as a result of any Change in Control. Such amount will be due and payable by the Company or its successor within ten (10) days after Employee delivers a written request for reimbursement accompanied by a copy of his tax return(s) showing the excise tax actually incurred by Employee.

         10. COMPLETE AGREEMENT. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Company or any of officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

         11.     NOTICE.   Whenever any notice is required hereunder, it shall
be given in writing addressed as follows:

         To the Company:  StaffMark, Inc.
                          302 E. Millsap Road
                          Fayetteville, Arkansas 72703
                          Attn:  Clete T. Brewer, Chief Executive Officer

         with a copy to:  Fred M. Perkins, III, Esq.
                          Wright, Lindsey & Jennings
                          200 West Capitol, Suite 2200
                          Little Rock, Arkansas 72201

         To Employee:     Terry Bellora
                          2620 Sherwood Lane
                          Fayetteville, Arkansas 72703

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 11.

         12. SEVERABILITY: HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and





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possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         13. ASSIGNMENT. This Agreement is personal and non-assignable by Employee. It shall inure to the benefit of any corporation or other entity with which the Company shall merge or consolidate or to which the Company shall lease or sell all or substantially all of its assets and may be assigned by the Company to any affiliate of the Company or to any corporation or entity with which such affiliate shall merge or consolidate or which shall lease or acquire all or substantially all of the assets of such affiliate.

         14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         15. REASONABLENESS OF CONDITIONS. Employee has carefully read all of the terms herein stated and agrees that the same are necessary for the reasonable and proper protection of the Company's business; and that Employee has been induced to offer this employment upon the representation of Employee that he will abide by and be bound by each of the aforesaid covenants and restraints; and that each and every covenant is reasonable with respect to such matter, length of time, and the geographical area embraced; and that irrespective of all other conditions, the covenants and restrictions hereinabove provided shall be operative during the full period and throughout the geographical area described.

         16. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Delaware.

I HAVE READ AND UNDERSTAND THIS AGREEMENT AND IN PARTICULAR THE NON-COMPETITION ASPECTS HEREOF CONTAINED IN PARAGRAPH 3, AND DO HEREBY EXECUTE THE SAME BEFORE THE WITNESS WHO HAS SIGNED HEREUNDER.


                                 TERRY BELLORA


                                 /s/  TERRY BELLORA
                                 -----------------------------------------------


/s/  JERRY T. BREWER
- --------------------
WITNESS

                                 STAFFMARK, INC.


                                 /s/  CLETE T. BREWER
                                 -----------------------------------------------





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